[LOGO]

                                                                      ANDERSEN



February 11, 2002


                                                                  Exhibit 23.1


Consent of Independent Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 18, 2002 included in Ciba Specialty Chemicals Holding Inc.'s Form 20-F for the year ended December 31, 2001 and to all references to our Firm included in this registration statement.



ARTHUR ANDERSEN AG



/s/ Eric G. Ohlund              /s/ Patrick Fawer
-------------------------       --------------------------
Eric G. Ohlund                  Patrick Fawer






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